Exhibit 3.25

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “CHAPPELL MUSIC COMPANY, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE THIRTIETH DAY OF OCTOBER, A.D. 1985, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FOURTEENTH DAY OF MAY, A.D. 1996, AT 10 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

	[SEAL]	/s/ HARRIET SMITH WINDSOR
		Harriet Smith Windsor, Secretary of State

2074620 8100H		AUTHENTICATION:	2876733

040036267		DATE:	01-16-04

1388F10291	8503030107	FILED
		OCT 30 1985
	CERTIFICATE OF INCORPORATION	9 PM

	OF	/s/ [ILLEGIBLE]
		SECRETARY OF STATE
	CHAPPELL MUSIC COMPANY, INC.

FIRST:  The name of the corporation is: Chappell Music Company, Inc.

SECOND:  The address of its registered office in the State of Delaware is 306 South State Street, Dover, Delaware 19901. The name of the registered agent at such address is United States Corporation Company, County of Kent.

THIRD:  The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The total number of shares of stock which the corporation shall have authority to issue is 1,000 shares of Common Stock and the par value of each such share is $1.00.

FIFTH:  The name and mailing address of the incorporator is as follows:

Name:	Mailing Address:

Alan G. Himmelstein	c/o Zimet, Haines, Moss & Friedman 460 Park Avenue New York, New York 10022

SIXTH:  The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights and powers conferred herein upon stockholders and directors are granted subject to this reservation.

SEVENTH:  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the corporation.

EIGHTH:  Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the issued and outstanding shares of Common Stock of the corporation.

NINTH:  Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-Laws, or, if not so designated, at the registered office of the corporation in the State of Delaware. Elections of directors need not be by written ballot unless and to the extent that the By-Laws so provide.

TENTH:  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 29th day of October, 1985.

/s/ ALAN G. HIMMELSTEIN
Alan G. Himmelstein
Incorporator

STATE OF DELAWARE
SECRETARY Of STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 05/14/1996
960139567 - 2074620

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

Chappell Music Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,  DOES HEREBY CERTIFY:

The present registered agent of the corporation is the United States Corporation Company and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of  “THE COMPANY”.

adopted the following resolution on the 1st day of May 1996.

Resolved, that the registered office of  “THE COMPANY”.

In the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of the corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, “THE COMPANY” has caused this statement to be signed by Marie N. White, Assistant Secretary this 14th day of May, 1996.

By:	/s/ MARIE N. WHITE, ASSISTANT SECRETARY
MARIE N. WHITE, ASSISTANT SECRETARY